Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-144463 of our report dated April 24, 2007 (July 5, 2007 as to Note 1), relating to the financial statements of Calgon Carbon Corporation and subsidiaries (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of two new accounting standards), and of our report dated April 24, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Post-Effective Amendment, and of our report dated April 24, 2007 relating to the financial statement schedule incorporated by reference in this Post-Effective Amendment from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the heading “Experts” in this Post-Effective Amendment.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
October 25, 2007